Loan Transfer Agreement

This Loan Transfer Agreement (this "Agreement") is entered into on June 21, 2010 in Qingdao. China, by and among:

(1) NeoStem (China), Inc. (hereinafter referred as the "Lender")
Legal Representative: Sun Ping
Domicile: Room 0425A, Building C. No. 6 Hong Kong Zhong Road. Shinan District, Qingdao

(2) Sole Shareholder of Beijing Ruijieao Bio-Technology Ltd. (hereinafter as the "Loan Transferor"):

Name of Sole Shareholder	Shareholding Ratio (%)	ID Card No.	Domicile
Fu Wenyuan	100		No.27 Shandabei Road, Licheng District, Ji'nan City

and

(3) Sui Jianhua (hereinafter referred as "Loan Transferee")
ID card No.:
Domicile:

The Lender, Loan Transferor and Loan Transferee hereinafter individually referred to as the "Party", and collectively as the "Parties".

Whereas:

(1) The Loan Transferor and the Lender executed two Loan Agreements on respectively June 1, 2009 and December 17, 2009, according to which the Lender has provided an interest-free loan in a total amount of RMB 1,200,000 to the Loan Transferor (hereinafter referred to as "Loan Agreements", which are attached hereto as Appendix I);

(2) The Loan Transferor and the Loan Transferee executed an Equity Transfer Agreement on [June 21], 2010, according to which the Loan Transferor agrees to transfer the 100% equity interest it held in Beijing Ruijieao Bio-Technology Co., Ltd. to the Loan Transferee and the Loan Transferee agrees to pay RMB 1,200,000 as consideration. The consideration shall be paid in the way that the Loan Transferor transfers all its debt under the Loan Agreements against the Lender to the Loan Transferee.

(3) Based on the above (1) and (2), the Loan Transferor intends to transfer all its debt against the Lender under the Loan Agreements to the Loan Transferee and thereby renders the Loan Transferee to become the borrower under the Loan Agreements (hereinafter referred to as "Loan Transfer") and the Lender agrees the Loan Transfer.

To further clarify the rights and obligations among the Lender, the Loan Transferor and the Loan Transferee, after friendly consultation, the Parties reached this Agreement:

1. Loan Transfer

1.1 The Parties agree that all the debt assumed by the Loan Transferor to the Lender under the Loan Agreements shall be transferred to the Loan Transferee and the Loan Transferee shall become the borrower under the Loan Agreements.

1.2 The transferred debt under this Agreement shall include all the debts under the Loan Agreements that are not discharged by the Loan Transferor

2. Undertakings of the Loan Transferee

2.1 The Loan Transferee undertakes that it has fully acknowledged and confirmed all the debt that the Loan Transferor assumed under the Loan Agreements, it is willing to assume all the rights and obligations of the Loan Tranferor under the Loan Agreements and it thereby becomes the borrower under the Loan Agreements.

2.2 Any other agreements or creditor's right and debt obligation between the Loan Transferee and the Loan Transferor and/or any other third parties are not related to this Agreement. Upon the effectiveness of this Agreement, the Loan Transferee shall not refuse to perform this Agreement by the excuses that any other agreements or creditor's right and debt obligation between the Loan Transferee the the Loan Transferor and/or any other third parties are invalid, revoked or terminated.

2.3 The Loan Transferee shall not refuse to perform the obligations under this Agreement by the excuses of any fault or negligence of the Loan Transferor.

3. Notice

All notices or other communications required to be given by any Party hereunder shall be in writing in Chinese and shall be delivered by hand, mail or facsimile transmission to the other Parties at the following addresses or such other addresses as notified to it from time to time. All the notices or other communications shall be deemed to have been duly given: (a) on the date of delivery, if delivered by hand; (b) on the third day following the delivery of the registered mail, postage prepaid (as indicated by the post mark), or on the second day after the mail is delivered to an internationally acceptable courier service, if delivered by mail; and (c) at such time as shown on the transmission sheet, if delivered by facsimile transmission.

Lender: NeoStem (China), Inc.
Address: Room 0425A, Building C, No. 6 Hong Kong Zhong Road, Shinan District, Qingdao
Fax: 0532-80909801

Loan Transferor: Fu Wenyuan
Address: No. 27, Shan Da North Road, Licheng District, Jinan
Fax:

Loan Transferee: Sui Jianhua
Address: Room 202, Suite 2, Building 6, Tong Da Yuan, Hui Long Guan, Changping District, Beijing, 102208
Fax:

4. Confidentiality

The Parties acknowledge and confirm that any oral or written materials exchanged between the Parties in connection with this Agreement shall be confidential information and the Parties shall keep it secret. None of the Parties shall disclose to any third party any of such confidential information without the other Parties' written consent. This obligation shall not apply to the extent information so acquired which: (a) is or becomes part of the public domain (through no fault of the receiving Party); (b) is required to disclose according to applicable laws or regulations, or the rules of the stock exchange, or by the relevant competent authorites; or (c) is necessary to disclose by any Party to its director and management (if applicable), employee, agent, legal or accounting advisor in connection with this Agreement provided such person shall also comply with the obligations of confidentiality similar to this provision. The disclosure of any personnel or engaged agent of a Party shall be deemed as the disclosure of such Party for which such Party shall take the liabilities of breach according to this Agreement. This provision shall survive the termination of this Agreement for any reason.

5. Governing Law and Settlement of Dispute

5.1 The execution, validity, interpretation, performance and the settlement of disputes under this Agreement shall be governed by the PRC laws.

5.2 Any dispute arising out of or in connection with this Agreement shall be resolved through amicable consultations between all the Parties. If the Parties cannot reach an agreement on the resolution of such dispute within thirty (30) days after the occurrence of such dispute, any Party may submit such dispute to Qingdao Arbitration Commission for arbitration. The arbitration award shall be final and binding on the Parties.

6. Miscellaneous

6.1 This Agreement will come into effect upon execution of the Parties and remain valid until the Parties have completed the performance of their obligations under this Agreement.

6.2 In the event that this Agreement is held invalid, illegal or unenforceable in any aspects under any laws or regulations, the Loan Transferor shall continue to perform its obligations in accordance with the Loan Agreements.

6.3 This Agreement shall be written in Chinese and is made in three (3) originals, of which each Party shall hold one. All originals hereof shall be equally authentic.

6.4 This Agreement may be supplemented or amended by a written agreement between the Parties hereto. The amendment and supplementary agreement to this Agreement shall constitute an integral part hereof and be equally authentic with this Agreement.

6.5 The Loan Transferor and the Loan Transferee shall not assign its rights and obligations under this Agreement to any third party without the prior written consent from the Lender. The Lender may, at the time deemed as necessary, assign its rights and obligations under this Agreement. The Lender shall only send a written notice to the Loan Transferor and the Loan Transferee upon such assignment, and is not required to obtain the consent of the Loan Transferor and the Loan Transferee with respect to such assignment.

6.6 If any one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect under any laws or regulations, the validity, legality or enforceability of the remainder of this Agreement shall in no way be affected or impaired thereby. The Parties shall negotiate in good faith to agree on a lawful and most satisfactory replacement, so as to preserve the original economic effects of those invalid, illegal or unenforceable provisions as much as possible.

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(Execution page)

IN WITNESS WHEREOF, this Agreement has been executed by the authorized representative of the Lender, the Loan Transferor and the the Loan Transferee as of the date first written above.

Lender: NeoStem (China), Inc. (Official Seal)

Signature:
Name: Sun Ping
Position: Legal Representative

Loan Transferor: Fu Wenyuan

Signature:

Loan Transferee: Sui Jianhua

Signature:

Appendix I: Loan Agreements executed on June 1, 2009 and December 17, 2009 respectively